Exhibit 99.1

BIOHAVEN APPOINTS BOB REPELLA TO BOARD OF DIRECTORS

NEW HAVEN, Connecticut, September 12, 2018 /PRNewswire/ — Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN) today announced the appointment of Robert (Bob) Repella to its Board of Directors. Mr. Repella has extensive experience in the pharmaceutical industry, having held executive management roles at a number of companies including Wyeth Pharmaceuticals, Inc., Vanda Pharmaceuticals, Inc., Cephalon, Inc. and CSL Behring, Inc.. Earlier in his career, he held commercial positions at Eli Lilly & Company, Merck & Company, Inc. and Johnson & Johnson.  Mr. Repella holds a Bachelor’s Degree in pharmacy from Rutgers University and a Master of Business Administration in marketing from Temple University.

Vlad Coric, M.D., CEO of Biohaven, commented, “The Biohaven team is pleased to welcome Bob as a member of our Board effective September 7, 2018.  Bob possesses deep cross-functional executive experience in commercial operations, global sales and marketing, clinical development, regulatory affairs, and business development within the biopharmaceutical industry. His expertise will be invaluable to us as we continue to make progress toward important data announcements and regulatory filings over the next year. Bob’s commercial experience and leadership will provide the Board with key perspectives on topics ranging from strategic transactions to commercialization of drug candidates.”

Mr. Repella most recently served as President and CEO and board member of Harmony Biosciences, LLC, a private biotechnology company, from 2017 through June 2018. Under his leadership, the company successfully negotiated to secure a U.S. licensing agreement for its investigational product candidate, pitolisant, raised $270 million to fund start-up operations, launched a patient expanded access program and received breakthrough therapy and fast track designations for pitolisant from the FDA. Prior to joining Harmony, he served as Executive Vice President, Global Commercial Operations at CSL Behring, Inc., where he had responsibility for worldwide commercial operations and had functional oversight of sales, marketing, medical affairs, public policy, access and reimbursement, commercial development and market research. He was also a member of key leadership teams at CSL Behring responsible for corporate strategy, R&D governance, asset evaluations and licensing/M&A.

“Biohaven has done impressive work advancing innovative therapies for significant unmet medical needs and I am thrilled to be joining the team at what I believe is a pivotal stage in the Company’s development. I look forward to contributing to Biohaven’s future success and working closely with Vlad and the rest of the Board,” commented Mr. Repella.

Declan Doogan, M.D., Chairman of Biohaven’s Board of Directors, added, “With over 30 years of experience garnered from a broad array of executive and commercial roles within a number of global biopharmaceutical companies, Bob brings a uniquely insightful and strategically valuable acumen to our team. We are excited to welcome Bob to Biohaven’s Board of Directors.”

About Biohaven

Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven has combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca AB, Yale University, Catalent, Rutgers, ALS Biopharma

LLC and Massachusetts General Hospital. Currently, Biohaven’s lead development programs include multiple compounds across its CGRP receptor antagonist, glutamate modulation and myeloperoxidase inhibitor programs. The Company’s common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this press release, including the Company’s expectations for future growth and pipeline development, are forward-looking statements. You should not place undue reliance on the Company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Important factors to be considered in connection with forward-looking statements are described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2018. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, contact Dr. Vlad Coric, the Chief Executive Officer at Vlad.Coric@biohavenpharma.com